UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):       July 25, 1997



                         CONSUMERS FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
                 (State or Other Jurisdiction of Incorporation)

               0-2616                                        23-1666392
      (Commission File No.)                                 (I.R.S. Employer
                                                            Identification No.)



1200 Camp Hill By-Pass, Camp Hill, Pennsylvania             17011-3774
(Address of Principal Executive Offices)                   (Zip Code)


                                  717-761-4230
              (Registrant s Telephone Number, Including Area Code)

              FORM 8-K CURRENT REPORT



ITEM 5. OTHER EVENTS

On July 25, 1997, the Merger Agreement between Consumers Financial Corporation (the Company), LaSalle Group, Inc. (LaSalle) and Consumers Acquisition Corp. was terminated as a result of LaSalle s inability to provide the funding necessary to complete the merger transaction. On July 28, 1997, the Company signed a Letter of Intent to sell its credit insurance operations to Life of the South Corporation, a Georgia-based insurance holding company with administrative offices in Florida.

Pursuant to the Letter of Intent, after the completion of due diligence and the execution of a definitive agreement, Life of the South will acquire the Company s marketing organization and all of its inforce credit insurance business in the transaction. American Republic Insurance Company, an Iowa-based insurer, will act as a financial reinsurer backing Life of the South in these transactions, which will require insurance regulatory approval and the approval of Consumers shareholders. Consumers will receive the selling price for its inforce business in cash at closing. However, the selling price for the marketing organization is contingent upon the amount of premiums produced by Consumers current accounts in the future and will be received over a five-year period. During this period, Consumers intends to liquidate its remaining assets and pay all creditors and preferred stockholders. All remaining assets will be distributed in cash to Consumers common stockholders.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        (a)  Financial Statements of Business Acquired
             Not Applicable
        (b)  Pro Forma Financial Information
             Not Applicable
        (c)  Exhibits
             99 Press Release regarding termination of Merger Agreement and signing of Letter of Intent

                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          CONSUMERS FINANCIAL CORPORATION
                                                       Registrant



Date      August 11, 1997                 By     /S/ James C. Robertson
                                                James C. Robertson, President
                                                and Chief Executive Officer



Date      August 11, 1997                 By     /S/ R. Fredric Zullinger
                                                R. Fredric Zullinger
                                                Senior Vice President,
                                                Chief Financial Officer
                                                and Treasurer